UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 SCHEDULE 14A Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. ) Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐ Check the appropriate box: ☐ Preliminary Proxy Statement ☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2)) ☐ Definitive Proxy Statement ☒ Definitive Additional Materials ☐ Soliciting Material Pursuant to §240.14a-12 HURON CONSULTING GROUP INC. (Name of Registrant as Specified In its Charter) (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check all boxes that apply): ☒ No fee required ☐ Fee paid previously with preliminary materials ☐ Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

huronconsultinggroup.comA P R I L 2 8 , 2 0 2 3 Huron Consulting Group Inc. 2023 Supplemental Proxy Materials

H U R O N I 2 © 2023 Huron Consulting Group Inc. and affiliates. Forward-Looking Statements Statements in this presentation that are not historical in nature, including those concerning the company’s current expectations about its future results, are “forward-looking” statements as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements are identified by words such as “may,” “should,” “expects,” “provides,” “anticipates,” “assumes,” “can,” “will,” “meets,” “could,” “likely,” “intends,” “might,” “predicts,” “seeks,” “would,” “believes,” “estimates,” “plans,” “continues,” “goals,” “guidance,” or “outlook” or similar expressions. These forward-looking statements reflect the company's current expectations about future requirements and needs, results, levels of activity, performance, or achievements. Some of the factors that could cause actual results to differ materially from the forward- looking statements contained herein include, without limitation: failure to achieve expected utilization rates, billing rates, and the necessary number of revenue-generating professionals; inability to expand or adjust our service offerings in response to market demands; our dependence on renewal of client-based services; dependence on new business and retention of current clients and qualified personnel; failure to maintain third-party provider relationships and strategic alliances; inability to license technology to and from third parties; the impairment of goodwill; various factors related to income and other taxes; difficulties in successfully integrating the businesses we acquire and achieving expected benefits from such acquisitions; risks relating to privacy, information security, and related laws and standards; and a general downturn in market conditions. These forward-looking statements involve known and unknown risks, uncertainties, and other factors, including, among others, those described under “Item 1A. Risk Factors” in Huron's Annual Report on Form 10-K for the year ended December 31, 2022 that may cause actual results, levels of activity, performance or achievements to be materially different from any anticipated results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. The company disclaims any obligation to update or revise any forward-looking statements as a result of new information or future events, or for any other reason.

© 2023 Huron Consulting Group Inc. and affiliates. HURON | 3 Overview of Supplemental Proxy Materials As a global professional services firm, our talent is our most valuable asset. To enable us to attract and retain diverse, highly qualified employees, particularly our revenue-generating managing directors and principals, Huron seeks stockholder approval on Proposal 3 in the Company’s 2023 Proxy Statement, which increases the number of shares available for grant under the Company’s Amended and Restated 2012 Omnibus Plan (the “Plan”). We wanted to provide additional detail about how we believe Proposal 3 is critical to the future success of our business and aligns with our pay-for-performance compensation philosophy. These supplemental materials provide complementary information to Huron’s 2023 Proxy Statement, which can be found on the investor relations page of the Company’s website. The information included in these supplemental materials should be reviewed in conjunction with the 2023 Proxy Statement and not on a standalone basis.

© 2023 Huron Consulting Group Inc. and affiliates. HURON | 4 Long-term equity is a key component of our compensation programs for our revenue- generating managing directors and principals Our managing directors and principals(2): • Work closely with our clients to address their most pressing challenges • Generate revenue streams from new and existing clients • Lead innovation to expand our platform of consulting, managed services and digital offerings • Enhance our market reputation by ensuring high-quality delivery of our client engagements • Lead the creation of intellectual capital • Recruit, engage and develop our people and are the stewards of our culture Total Shares Granted (Three-year historical average) Client-facing, revenue- generating Managing Directors 85% NEOs 11% Other(1) 4% Target Managing Director Compensation Cash-based Incentive 24% Base Salary 52% (1) Other primarily includes shares granted to Huron’s Board of Directors and Corporate Vice Presidents. (2) Principals began participating in the equity compensation program in 2023. (3) Source: ISS Proxy Analysis & Benchmark Policy Voting Recommendations Report for Huron Consulting Group Inc. Equity-based Incentive 24% On average, 48% of managing director compensation is at- risk and aligned with performance Huron’s 3-year average grants to NEOs of 11.6% are well below the GICS peer median of 33.7%(3) On average, 85% of stock granted annually is provided to managing directors as part of their incentive compensation

HURON | 5

Board and Management are committed to continue to thoughtfully manage our equity compensation program while mitigating risk and dilution for stockholders

- Last share request was in 2021, which passed with significant stockholder support
- We will continue to thoughtfully manage the Company's equity compensation program by:
  - Maintaining at-risk levels of compensation for our managing directors and principals, which we believe is a greater portion of total compensation than peers
  - Continuing to apply our pay-for-performance compensation philosophy to all employees, especially our NEOs and industry and capability leaders, who receive long-term equity incentive awards
  - Managing our burn rate[(1)], which has remained steady at approximately 3% over the past three years
    - Note: The burn rate is sensitive to our stock price and shares outstanding, both of which have impacted our burn rate given the depression of our stock price between 2020 and 2022 (which has kept our stock issuance rate high) while our shares outstanding has decreased due to our proactive share repurchase program
- The Board of Directors continues to consider the impact of the Company's current share repurchase authorization, which offsets in part, the dilutive impact of equity awards granted under the Plan

Equity Grants Align with Companywide Performance


Revenue ($ in millions)
$1,200
$1,000
$800
$600
$400
$200
$0
6.0%
5.0%
4.0%
3.0%
2.0%
Burn Rate
2020
2021
2022
Revenue
Burn Rate

$212 million

of capital returned to stockholders through the repurchase of 3.7 million shares over the last three fiscal years which **offsets the dilutive impact of equity awards granted** under the Plan

(1) The burn rate is equal to the sum of the total number of time-vested equity awards granted in a fiscal year and the total number of performance-based awards vested during a fiscal year, divided by the weighted average common stock outstanding during the year.

© 2023 Huron Consulting Group Inc. and affiliates.

© 2023 Huron Consulting Group Inc. and affiliates. HURON | 6 Our compensation policies and Plan features protect stockholder interests • The Compensation Committee reviews the dilutive impact of Huron’s stock program, including monitoring the burn rate and overhang relative to the Company’s proxy peer group • All equity-based incentive awards include minimum vesting requirements. Time-vested and performance-based stock awards generally vest ratably on an annual basis over a three or four-year period beginning on the grant date of each award • The Plan is administered by the Compensation Committee, which is composed entirely of independent directors within the meaning of Nasdaq’s independence requirements and non- employee directors as defined by Rule 16b-3 under the Exchange Act • Our executive officers must abide by stock ownership requirements that directly tie their interests with stockholders by linking the value realized from equity awards to sustained, positive stock price performance. Our stock ownership guidelines require our CEO to hold at least 5x his annual base salary • Allow for the recoupment of equity awards paid in the event of a material restatement under Huron’s ‘clawback policy’ where the payout or actual award received was determined based in part on Huron’s performance What We Do • The Plan does not include an “evergreen” feature that automatically replenishes the shares available for future grants • The Plan does not include provisions frequently labeled as “liberal share counting” (e.g., the ability to re-use shares tendered or surrendered to pay the exercise cost or tax obligation arising from stock options or SARs or the “net counting” of shares for stock option or SAR exercises) • The Plan does not provide for any automatic grants to any participant • The Plan does not provide for any tax gross-ups • Stock Options and SARs may not be granted with exercise prices lower than the market value of the underlying shares on the grant date What We Don’t Do Note: Items presented above are not exhaustive. See our 2023 Proxy Statement and the Plan details for further information.

© 2023 Huron Consulting Group Inc. and affiliates. HURON | 7 Proposal 3 is critical to our future success 1 Equity is a significant and meaningful component of compensation strategy 2 Equity-based incentives align Plan participants with stockholder interests 3 Grant limitations may negatively impact our business and stockholders 88% 12% 2022 Shares Granted Performance-based Retention-based(1) (1) Performance-based grants shown above include grants whose value is determined based on prior year performance against industry, capability, company-wide and individual goals and is delivered in RSUs with multi-year vesting restrictions. • Incentivizes both short-term and long-term decision-making by creating an ‘ownership’ mindset with non-NEO employees • Drives deeper collaboration and accountability for Company results while extending the impact of business-specific performance modifiers more meaningfully than cash alone • Depending on level 24% to 42% of a managing director's or principal’s target total compensation is provided in equity • Ties at-risk pay to key company- wide and business-specific performance targets (strategic, financial, and cultural) that drive stockholder value • Utilize equity, when necessary, for retention of key personnel • Could affect our ability to: • Invest in key roles that enable the future success of our growth strategy • Align compensation with long- term goals and stockholder value • Retain the talent responsible for generating revenue, delivering our client work, and leading and developing our team • Attract, recruit, and successfully hire new talent

© 2023 Huron Consulting Group Inc. and affiliates. HURON | 8 The Board of Directors recommends that stockholders vote “FOR” approval of Proposal 3 – the amendment to the Company’s amended and restated 2023 Omnibus Incentive Plan Aligned total compensation for the leaders across our business, including our revenue-generating managing directors and principals, with performance and our companywide strategic and financial objectives to drive stockholder value Continued mitigation of dilution through share repurchases to minimize impact to stockholders Aligned share request frequency of every 2-3 years, consistent with peers 2023 request to increase shares available for grant under the Plan by 800,000 shares is expected to be minimally dilutive and provide a multi-year runway of two to three years’ capacity to allow us to continue our compensation programs and incentivize our revenue-generating leaders using equity